Exhibit 24

                                POWER OF ATTORNEY


      Each of the undersigned directors and/or officers of Scott's Liquid Gold-Inc. (the "Company") hereby authorizes Mark E. Goldstein, Carolyn J. Anderson and Barry Shepard, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned and file with the Securities and Exchange Commission the Company's annual report on Form 10-K, for the fiscal year ended December 31, 1997, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature                 Title                        Date


Jerome J. Goldstein       Director and Chairman       2/27/98
                          of the Board

Mark E. Goldstein         Director, President and     3/11/98
                          Chief Executive Officer

Carolyn J. Anderson        Director, Executive Vice    3/9/98
                           President Chief Operating
                           Officer and Corporate Secretary

Barry Shepard             Director, Treasurer          2/25/98
                          and Chief Financial Officer

Dennis H. Field           Director                     3/2/98


James F. Keane            Director                     2/26/98

Michael J. Sheets         Director                     3/2/98